                                                                    EXHIBIT 4.10

                         FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 20, 1996 (the "Supplement"), by and among THOUSAND TRAILS, INC., a Delaware corporation formerly called New Thousand Trails, Inc. (the "Successor"), each Subsidiary of the Successor named herein (the "Subsidiary Guarantors"), and FLEET NATIONAL BANK, as Trustee (the "Trustee") under the Indenture, dated as of July 17, 1996 (the "Indenture"), of USTRAILS INC., a Nevada corporation (the "Issuer").

                           RECITALS OF THE SUCCESSOR

     The Issuer, the Subsidiary Guarantors named therein and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer's Senior Subordinated Pay-In-Kind Notes Due 2003 (the "Notes").

     Pursuant to an Agreement and Plan of Merger, dated as of October 1, 1996, between the Issuer and the Successor, the Issuer has been merged into the Successor (the "Merger") at the effective time of the Merger on the date hereof (the "Effective Time").

     All things necessary to make the Notes issued under the Indenture (as hereby supplemented) the valid obligations of the Successor and to make the Indenture (as hereby supplemented) and the other Note Documents valid agreements of the Successor, in accordance with their respective terms, have been done.

     NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

     In order to comply with the requirements of the Indenture, the Successor and the Subsidiary Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the Holders of the Notes as follows:

                                  ARTICLE ONE

                          ASSUMPTION BY THE SUCCESSOR

     Section 101.  The Successor hereby represents and warrants to the Trustee
     -----------
and to the Holders of the Notes as follows:

         (a) The Successor is a corporation organized and existing under the laws of Delaware.

         (b) Immediately prior to the effective time of the Merger, the Successor was a wholly-owned Subsidiary of the Issuer.

         (c) At the effective time of the Merger on the date hereof, the Issuer has been merged into the Successor, which is the continuing entity in the Merger.

         (d) Immediately after giving effect to the Merger, no Default or Event of Default exists or has occurred and is continuing.

         (e) Immediately after giving effect to the Merger, on a pro forma
                                                                 --- -----
     basis, the Consolidated Net Worth of the Successor is at least equal to the Consolidated Net Worth of the Issuer immediately prior to the Merger (exclusive of any amounts paid or payable in respect of dissenters' rights).

         (f) The Subsidiary Guarantors constitute all of the Subsidiaries of the Successor required to guarantee the Notes as provided in the Indenture.

     Section 102.  The Successor hereby covenants and agrees that it will duly
     -----------
and punctually pay or cause to be paid the principal of, and interest on, each of the Notes at the place or places, at the respective times and in the manner provided in the Notes and duly and punctually perform and observe all of the covenants and conditions to be performed or observed by the Issuer under the Indenture and the other Note Documents.

     Section 103.  The Successor shall succeed to and be substituted for the
     -----------
Issuer under the Indenture and the other Note Documents, with the same effect as if it had been named as the Issuer therein.

     Section 104.  Notes authenticated and delivered on and after the date
     -----------
hereof shall bear the following notation which may be stamped or typewritten thereon:

               "On November __, 1996, USTrails Inc., a Nevada corporation, was merged into Thousand Trails, Inc., a Delaware corporation formerly called New Thousand Trails, Inc., which has assumed the due and punctual payment of the principal of and interest on the Senior Subordinated Pay-In-Kind Notes Due 2003 and the performance of every covenant of the Indenture and the other Note Documents on the part of USTrails Inc."

     If the Successor shall so determine, new Notes so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by the Successor and authenticated and delivered by the Trustee in exchange for Notes then Outstanding, and thereafter the notation hereby provided shall no longer be required. Anything herein or in the Indenture or the other Note Documents to the contrary notwithstanding, the failure to affix the notation herein provided to any Note or to exchange any Note for a new Note modified as herein provided shall not affect any of the rights of the Holder of such Note.

     Section 105.  Each of the Subsidiary Guarantors hereby consents to the
     -----------
Merger and confirms its obligations under the Subsidiary Guarantee from and after the effective time of Merger.

                                  ARTICLE TWO

                                 MISCELLANEOUS

     Section 201.  Except as otherwise expressly provided or unless the context
     -----------
otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 202.  This Supplement shall be effective at the Effective Time.
     -----------

     Section 203.  The recitals contained herein shall be taken as the
     -----------
statements of the Successor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

     Section 204.  This Supplement shall be governed by and construed in
     -----------
accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Section 205.  This Supplement may be executed in any number of
     -----------
counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 206.  Except as changed hereby, the terms, provisions, and
     -----------
conditions of the Indenture and the other Note Documents shall continue in full force and effect after the effectiveness of the Merger.



                           [Signatures on next page]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered all as of the day and year first above written.

                              THOUSAND TRAILS, INC., a Delaware corporation

[Corporate Seal]

                              By       /s/ William J. Shaw
                                 --------------------------------------
                                 William J. Shaw
                                 President and Chief Executive Officer

Attest:

  /s/ Walter B. Jaccard
---------------------------
Walter B. Jaccard,
General Counsel and
Secretary

                              FLEET NATIONAL BANK, as Trustee

[Corporate Seal]

                              By       /s/ Phillip G. Kane
                                 -------------------------------------
                                 Phillip G. Kane
                                 Vice President

Attest:

           /s/
--------------------------

Title
     ---------------------

                              THOUSAND TRAILS (CANADA) INC., a
                              British Columbia corporation

                              TT OFFSHORE, LTD., a Virginia corporation

                              NATIONAL AMERICAN CORPORATION, a Nevada
                              corporation

                              LML RESORT CORPORATION, an Alabama corporation

                              RESORT LAND CORPORATION, an Arkansas corporation

                              LAKE TANSI VILLAGE, INC., a Delaware corporation

                              SHOREWOOD CORPORATION, a Georgia corporation

                              TANSI RESORT, INC., a Georgia corporation

                              INDIAN LAKES WILDERNESS PRESERVE CORPORATION, an Indiana corporation

                              DIXIE RESORT CORPORATION, a Mississippi
                              corporation

                              RECREATION PROPERTIES, INC., a Mississippi corporation

                              THE VILLAS OF HICKORY HILLS, INC., a Mississippi corporation

                              CARRIAGE MANOR CORPORATION, a North Carolina corporation

                              LAKE ROYALE CORPORATION, a North Carolina corporation

                              G L LAND DEVELOPMENT, INC., an Oklahoma
                              corporation

                              BEECH MOUNTAIN LAKES CORPORATION, a Pennsylvania corporation

                              QUAIL HOLLOW VILLAGE, INC., a Pennsylvania corporation

                              RECREATION LAND CORPORATION, a Pennsylvania corporation

                              WOLF RUN MANOR CORP., a Pennsylvania corporation

                              CAROLINA LANDING CORPORATION, a South Carolina corporation

                              FOXWOOD CORPORATION, a South Carolina corporation

                              THE KINSTON CORPORATION, a South Carolina corporation

                              CHEROKEE LANDING CORPORATION, a Tennessee corporation

                              CHIEF CREEK CORPORATION, a Tennessee corporation

                              NATCHEZ TRACE WILDERNESS PRESERVE CORPORATION, a Tennessee corporation

                              QUAIL HOLLOW PLANTATION CORPORATION, a Tennessee corporation

                              WESTERN FUN CORPORATION, a Texas corporation

                              WESTWIND MANOR CORPORATION, a Texas corporation

                              UST WILDERNESS MANAGEMENT CORPORATION, a Nevada corporation

                              By       /s/ William J. Shaw
                                 -----------------------------------
                                 William J. Shaw
                                  President


Attest:

  /s/ Walter B. Jaccard
-------------------------
Walter B. Jaccard
Secretary